Exhibit 32(a)

PEOPLES ENERGY CORPORATION AND CONSOLIDATED AFFILIATES

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the combined Annual Report of Peoples Energy Corporation (the “Company”), The Peoples Gas Light and Coke Company (“Peoples Gas”) and North Shore Gas Company (“North Shore Gas") on Form 10-K for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (such annual report as amended is referred to herein as the "Report"), I, Thomas M. Patrick, Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Peoples Gas and North Shore Gas, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, Peoples Gas and North Shore Gas.

/s/ Thomas M. Patrick	December 29, 2006
Date
Thomas M. Patrick
Chairman of the Board,
President and Chief Executive Officer of
Peoples Energy Corporation

/s/ Thomas M. Patrick	December 29, 2006
Date
Thomas M. Patrick
Chairman of the Board and Chief Executive Officer of
The Peoples Gas Light and Coke Company

/s/ Thomas M. Patrick	December 29, 2006
Date
Thomas M. Patrick
Chairman of the Board and Chief Executive Officer of
North Shore Gas Company